UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201 Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

__________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Pernix Therapeutics Holdings, Inc. (the “Company”) was held on May 26, 2016.  At the annual meeting, our stockholders (i) elected each nominee to serve as a Company director until the next annual meeting of stockholders, (ii) approved, on an advisory basis, the Company’s executive compensation, (iii) ratified the selection of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and (iv) approved a stockholder proposal concerning majority voting in uncontested elections of directors.

  The final voting tabulation for the election of directors was as follows:

Nominee	Number of Votes For	Number of Votes Against
Steven A. Elms	13,405,944	2,245,103
Tasos G. Konidaris	13,863,438	1,787,609
John A. Sedor	7,277,376	8,373,671

The final voting tabulation for the approval, on an advisory basis, of the Company’s executive compensation was as follows:

Proposal	Number of Votes For	Number of Votes Against	Abstentions
Approval, on an advisory basis, the Company’s executive compensation	13,754,735	1,780,482	115,830

The final voting tabulation for the ratification of the independent registered public accounting firm was as follows:

Proposal	Number of Votes For	Number of Votes Against	Abstentions
Ratification of Cherry Bekaert LLP	38,624,579	1,477,882	62,761

The final voting tabulation for the approval of a stockholder proposal concerning majority voting in uncontested elections of directors was as follows:

Proposal	Number of Votes For	Number of Votes Against	Abstentions
Approval of stockholder proposal	14,527,026	509,073	614,948

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: May 31, 2016	By:	/s/ Sanjay Patel
Sanjay Patel
Chief Financial Officer

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